Exhibit 4.8
EXECUTION COPY
AMENDMENT TO SHARE SUBSCRIPTION AGREEMENT
     AMENDMENT TO SHARE SUBSCRIPTION AGREEMENT (this “Amendment”) dated as of October 20, 2008 (the “Amendment Date”) by and among (1) CICC Sun Company Limited, a company incorporated under the laws of the British Virgin Islands (“CICC”), (2) Carlyle Asia Growth Partners III, L.P., a limited partnership formed under the laws of the Cayman Islands (“CAGP”), (3) CAGP III Co-Investment, L.P. (“CAGP Co-Invest”, together with CAGP, “Carlyle”), (4) Starr Investments Cayman II, Inc., a company incorporated under the laws of the Cayman Islands (“Starr”, together with CICC and Carlyle, the “Investors”), (5) Concord Medical Services Holdings Limited, an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), and (6) the other parties set forth in the signature pages hereof.
W I T N E S S E T H :
     WHEREAS, the parties hereto entered into a Share Subscription Agreement dated as of October 10, 2008 (the “Agreement”) pursuant to which the Company agreed to issue and sell to each of the Investors and each of the Investors agreed to subscribe for certain Series B convertible redeemable preferred shares, par value $0.01 per share, of the Company (the “Series B Shares”) on the terms and conditions set forth in the Agreement;
     WHEREAS, the parties hereto and thereto desire to amend the Agreement to reflect the changes set forth herein.
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1. Amendment. (a) The Agreement is amended by replacing the existing definition of “Share Charge Agreements” in Section 1.01(a) in its entirety with the following new definition:
     “‘Share Charge Agreements’ means, collectively:
     (A)
     (1) the Share Charge Agreement between the Investors and Mr. Cheng’s Holding Company,
     (2) the Share Charge Agreement between the Investors and Mr. Yang’s Holding Company,

     (3) the Share Charge Agreement between the Investors and Mr. Sun’s Holding Company,
     (4) the Share Charge Agreement between the Investors and Mr. Zhang’s Holding Company,
     (5) the Share Charge Agreement between the Investors and Mr. Yap’s Holding Company,
     (6) the Share Charge Agreement between the Investors and Ms. Lau’s Holding Company, in each case to be entered into within fifteen (15) Business Days of the Closing Date and substantially in the form attached as Exhibit E hereto, and
     (B)
     (1) the Share Charge Agreement between the Investors and Mr. Cheng’s Holding Company,
     (2) the Share Charge Agreement between the Investors and Mr. Yang’s Holding Company,
     (3) the Share Charge Agreement between the Investors and Mr. Sun’s Holding Company,
     (4) the Share Charge Agreement between the Investors and Mr. Zhang’s Holding Company,
     (5) the Share Charge Agreement between the Investors and Mr. Yap’s Holding Company,
     (6) the Share Charge Agreement between the Investors and Ms. Lau’s Holding Company, in each case to be entered into within fifteen (15) Business Days of the Closing Date and substantially in the form attached as Exhibit F hereto.”
     (b) The Agreement is amended by replacing the reference to the definition of “Charged Shares” in Section 1.01(b) with the following new reference:

Charged Shares	7.07	(b)
     (c) The Agreement is amended by adding the following rows to the table in Section 1.01(b) in the appropriate alphabetic order:

Part I of the Charged Shares	7.07	(a)
Part II of the Charged Shares	7.07	(b)

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     (d) The Agreement is amended by replacing the existing Section 7.07 in its entirety with the following new Section 7.07:
     “Section 7.07. Share Charge. (a) Within fifteen (15) Business Days after the Closing, each Controlling Shareholder shall cause such Controlling Shareholder’s Controlling Shareholder Holding Company to deliver to the Investors a first priority security interest in such number of Ordinary Shares equal to 40% of the Ordinary Shares held by such Controlling Shareholder Holding Company, which is set forth opposite such Controlling Shareholder’s name in Schedule 5.05 (“Part I of the Charged Shares” of such Controlling Shareholder), free and clear of any Liens and any other limitation or restriction pursuant to the relevant Share Charge Agreement set forth in Part (A) of the definition of “Share Charge Agreements” in Section 1.01(a).
     (b) Within fifteen (15) Business Days after the Closing, each Controlling Shareholder shall cause such Controlling Shareholder’s Controlling Shareholder Holding Company to deliver to the Investors a first priority security interest in such number of Ordinary Shares equal to 20% of the Ordinary Shares held by such Controlling Shareholder Holding Company, which is set forth opposite such Controlling Shareholder’s name in Schedule 5.05 (“Part II of the Charged Shares” of such Controlling Shareholder and, together with Part I of the Charged Shares of such Controlling Shareholder, the “Charged Shares” of such Controlling Shareholder), free and clear of any Liens and any other limitation or restriction pursuant to the relevant Share Charge Agreement set forth in Part (B) of the definition of “Share Charge Agreements” in Section 1.01(a).”
     (e) The Agreement is amended by replacing the existing Section 10.02(c) in its entirety with the following new Section 10.02(c):
     “(c) Notwithstanding anything to the contrary in this Agreement, each of the Controlling Shareholders agrees to indemnify, jointly and severally, the Company and its successors from (i) any fines or penalties arising from the non-payment or delinquent payment of the Tax of any Group Company or any of its Subsidiaries related to a Pre-Closing Tax Period, and all Damages arising out of or incident to the imposition, assessment or assertion of any such Tax or any failure to pay such Tax, (ii) any losses from the disposition of Medstar (Beijing) International Anti-aging Health Bio-tech Inc. , (iii) any amount owed by any Group Company to Shenzhen Aowo International Co., Ltd. and/or Aberdour International Investment Inc., (iv) any fines arising from any

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violation of FCPA, the OECD Rules or any other applicable anti-bribery Law or OFAC prior to the Closing Date, (v) the amount of any non-payment or delinquent payment of any amounts that any PRC Subsidiary should have contributed prior to the Closing Date to the reserve fund, the enterprise expansion fund, the bonus and welfare fund or any other funds contribution to which by such PRC Subsidiary is mandatorily required by the Laws of the PRC and all fines and penalties arising from such non-payment or delinquent payment, (vi) any monetary awards against any Group Company in connection with any litigation arising from any circumstances existing on or prior to the Closing Date and (vii) any monetary awards or monetary settlements against any Group Company and any other Damages incurred or suffered by any Group Company, in each case arising out of any claim, dispute or litigation in connection with any acquisition by any Group Company of any Person (other than Persons established under the Laws of the PRC) which has been consummated prior to the Closing Date.”
     (f) The Agreement is amended by adding the attached Exhibit F as Exhibit F to the Agreement.
     Section 2. Effect of Amendment. Except as amended by this Amendment, the Agreement shall remain unchanged and in full force and effect. From and after the Amendment Date, each reference to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as amended by this Amendment, except as is otherwise expressly stated.
     Section 3. General. (a) This Amendment shall be binding on the successors and permitted assigns of the parties hereto; (b) this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereunder and shall be subject to the jurisdiction of the courts in the State of New York; (c) this Amendment may be executed in more than one counterpart, each of which shall be deemed an original and any counterpart so executed shall be deemed to be one and the same instrument; (d) each party hereto acknowledges that the parties hereto have participated jointly in the negotiation and drafting of this Amendment, and in the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Amendment; (e) if any part of any provision of this Amendment shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Amendment; and (f) each party hereto acknowledges that the remedies at law of the other parties hereto for a breach or threatened breach of this Amendment would be inadequate and, in recognition of this fact, any party

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hereto, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CONCORD MEDICAL SERVICES HOLDINGS LIMITED
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

ASCENDIUM GROUP LIMITED
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

CHINA MEDSTAR LIMITED
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

CYBER MEDICAL NETWORK LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

OUR MEDICAL SERVICES, LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

CHINA MEDICAL SERVICES (HOLDINGS) LIMITED
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

SHENZHEN AOHUA MEDICAL SERVICES CO., LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

SHENZHEN AOHUA MEDICAL LEASING AND SERVICES CO., LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

SHANGHAI MEDSTAR LEASING CO., LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

CMS HOSPITAL MANAGEMENT CO., LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

/s/ Cheng Zheng
Cheng Zheng, in his individual capacity

CZY INVESTMENTS LIMITED
By:	/s/ Cheng Zheng
	Name:	Cheng Zheng
Title:

/s/ Yang Jianyu
Yang Jianyu, in his individual capacity

DAKETALA INTERNATIONAL INVESTMENT HOLDINGS LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

/s/ Steve Sun
Steve Xiaodi Sun, in his individual capacity

DRAGON IMAGE INVESTMENT LTD.
By:	/s/ Steve Sun
	Name:	Steve Xiaodi Sun
Title:

/s/ Zhang Jing
Zhang Jing, in his individual capacity

THOUSAND OCEAN GROUP LIMITED
By:	/s/ Zhang Jing
	Name:	Zhang Jing
Title:

/s/ Yap Yaw Kong
Yap Yaw Kong, in his individual capacity

TOP MOUNT GROUP LIMITED
By:	/s/ Yap Yaw Kong
	Name:	Yap Yaw Kong
Title:

/s/ Bona Lau
Bona Lau, in her individual capacity

NOTABLE ENTERPRISE LIMITED
By:	/s/ Bona Lau
	Name:	Bona Lau
Title:

/s/ Liu Haifeng
Liu Haifeng, in his individual capacity

CICC SUN COMPANY LIMITED
By:	/s/ Shirley Shiyou Chen
	Name:	Shirley Shiyou Chen
	Title:	Director

CARLYLE ASIA GROWTH PARTNERS III, L.P.

By:	CAGP General Partner, L.P., as its General Partner

By:	CAGP, Ltd., as the General Partner of CAGP General Partner, L.P.

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

CAGP III CO-INVESTMENT, L.P.

By:	CAGP General Partner, L.P., as its General Partner

By:	CAGP, Ltd., as the General Partner of CAGP General Partner, L.P.

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

STARR INVESTMENTS CAYMAN II, INC.
By:	/s/ Michael J. Horvath
	Name:	Michael J. Horvath
	Title:	Director

EXHIBIT F
FORM OF SHARE CHARGE AGREEMENT
See attached.